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                                                                   Exhibit 23.01

                        CONSENT OF INDEPENDENT AUDITORS




We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the Deferred Equity Compensation Plan for Directors of Acorn Products, Inc. and Subsidiaries of our report dated October 4, 1996 (except for Notes 3, 4, 11 and 13 as to which the date is June 2, 1997), with respect to the consolidated financial statements and schedules of Acorn Products, Inc., included in the Registration Statement on Form S-1 (No. 333-25325) which became effective with the Securities and Exchange Commission on June 23, 1997.


                                          /s/  ERNST & YOUNG LLP
                                          ----------------------

Columbus, Ohio
July 25, 1997

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